UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2010

SWAV ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53223
(Commission File Number)

N/A
(IRS Employer Identification No.)

Otto-Spesshardt-Str. 16
Eisenach 99817, Germany
(Address of principal executive offices and Zip Code)

(+49 369 188 7600)
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 9.01 Financial Statements and Exhibits

SWAV Enterprises Ltd.
PRO FORMA CONDENSED BALANCE SHEET
As at December 31, 2009

	Consolidated
	Historical SWAV	Pro Forma		Condensed
	Enterprises Ltd.	Adjustments		Pro Forma

ASSETS
Current
Cash and cash equivalents	$195	100	(2)	$295
Inventory	8,882	2	(1)	8,884
	9,077			9,179

Intangible assets - goodwill, contracts, licences and software
OUTPUT! Ltd.	-	14,998	(1)	14,998
Bones HealthCare	-	35,000	(1)	35,000
Tool Box	-	115,000	(1)	115,000
	-			164,998

Total Assets	$9,077			$174,177

LIABILITIES
Current
Accounts payable and accrued charges	$15,161			$15,161
Advances from related party	24,884	(24,884)	(3)	-
Advances payable	-	24,884	(3)	24,884
Total Liabilities	40,045			40,045

STOCKHOLDERS' DEFICIT
Capital Stock
Authorized 25,000,000 common stock with a par value of $.001
Issued and outstanding
12,334,670 shares of common stock	12,235
14,599,910 shares of common stock		2,265	(1)	14,500
Additional paid in capital	155,795	162,735	(1)	318,530
Donated capital	40,707			40,707
Accumulated other comprehensive loss	(9,196)			(9,196)
Accumulated deficit	(230,509)	100	(2)	(230,409)
Total Stockholders' Deficit	(30,968)			134,132

Total Liabilities and Stockholders' Deficit	9,077			$174,177

See Accompanying Note

SWAV Enterprises Ltd.
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
For the nine months ended December 31, 2009

	Consolidated
	Historical SWAV	Pro Forma		Condensed
	Enterprises Ltd.	Adjustments		Pro Forma

Sales	$1,981			$1,981
Cost of sales	-			-
Gross profit (loss)	1,981			1,981
Consulting revenue	9,610			9,610
Income before selling and operating expenses	11,591			11,591
Selling expenses - sales commission	357			357
Income (loss) before operating expenses	11,234			11,234
Expenses	(32,864)			(32,864)
Loss from operations	(21,630)			(21,630)
Gain on sale of SWAV Holdings Ltd.	-	100	(2)	100
Net income (loss) for period	(21,630)			(21,530)
Foreign currency adjustment	1,803			1,803
Comprehensive income (loss)	$(19,827)			(19,727)
Basic and diluted income (loss) per share	$(0.002)			$(0.002)
Weighted average number of shares outstanding	12,234,670			12,242,907

See Accompanying Note

SWAV Enterprises Ltd.
PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
For the nine months ended December 31, 2009

	Consolidated
	Historical SWAV	Pro Forma		Condensed
	Enterprises Ltd.	Adjustments		Pro Forma
Operating activities
Net income (loss) for period	$(21,630)	100	(2)	$(21,530)
Non – cash expense – administration fee	2,035			2,035
Changes in non-cash working capital balances
Inventory	(8,882)			(8,882)
Accounts payable and accrued liabilities	(5)			(5)
Net cash provided by (used in) operating activities	(28,482)			(28,382)

Financing Activities
Common share issued	-			-
Increase (decrease) in related party liability	22,971	(24,884)	(3)	(1,913)
Decrease (increase) in related party receivable	2,959			2,959
Advances payable	-	24,884	(3)	24,884
Net cash proved by Financing Activities	25,930			25,930

Foreign exchange translation	1,803			1,803

Increase (decrease) in cash and cash	(749)			(649)
Cash and cash equivalents, beginning of the period	944			944
Cash and cash equivalents, end of the period	$195			$295

Supplemented disclosure of cash flow information:

Non-cash Financing Activities
Issue of common shares for inventory, licences, customer lists, goodwill and software	$-	370,000	(1)	$370,000

Cash paid for:
Interest	$-			$-
Income taxes	$-			$-

See Accompanying Note

SWAV Enterprises Ltd.
NOTE TO THE PRO FORMA CONDENSED FINANCIAL STATEMENTS
December 31, 2009

On April 26, 2010, SWAV Enterprises Ltd. (the "Company") entered into an agreement with Lotus Holdings Ltd. whereby it issued 2,265,240 shares for goodwill, inventory, licences, customer lists and software. Simultaneously, the existing shareholders sold 11,984,770 shares to the managing director of Lotus Holdings Ltd. for $370,000. Also on April 26, 2010, the Company consummated the sale of 100% of SWAV Holdings, Inc., a wholly-owned subsidiary of the Company, to the Chief Executive Officer and Director of the Company for a purchase price of $100.

On a pro forma basis, the financial statements give effect to this transaction as if it took place on December 31, 2009.

The pro forma adjustments have been recorded as follows:

(1)	To record purchase of inventory, licences, customer lists goodwill and software for the issuance of 2,265,240 common shares.

(2)	To record the sale of SWAV Holdings Ltd. for $100.

(2)	To record the effect of the sale of 11,984,770 common shares by the selling shareholders.

Exhibits:

Exhibit No.:	Description:
10.1*	Asset Purchase Agreement, dated April 26, 2010, between SWAV Enterprises Ltd. and Lotus Holdings Limited
10.2*	Non-Affiliate Stock Purchase Agreement, dated April 26, 2010, between the Selling Stockholders and Joerg Ott
10.3*	Affiliate Stock Purchase Agreement, dated April 26, 2010, between the Selling Stockholders and Joerg Ott
10.4*	Subsidiary Stock Purchase Agreement, dated April 26, 2010, between SWAV Enterprises Ltd. and Pui Shan Lam

*Filed as an exhibit to the Form 8-K filed by the Registrant on April 26, 2010 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWAV ENTERPRISES LTD.

By: /s/ Joerg Ott
Name: Joerg Ott
Title: Chief Executive Officer and Director
Date: July 12, 2010